Exhibit 24

Power of Attorney

We, the undersigned, Directors of Tutor Perini Corporation, hereby severally constitute Robert Band and Michael J. Kershaw, and each of them singly, our true and lawful attorneys, with full power to them and to each of them to sign for us, and in our names in the capacities indicated below, any Annual Report on Form 10-K pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 to be filed with the Securities and Exchange Commission and any and all amendments to said Annual Report on Form 10-K, hereby ratifying and confirming our signatures as they may be signed by our said Attorneys to said Annual Report on Form 10-K and to any and all amendments thereto and generally to do all such things in our names and behalf and in our said capacities as will enable Tutor Perini Corporation to comply with the provisions of the Securities Exchange Act of 1934, as amended, and all requirements of the Securities and Exchange Commission.

WITNESS our hands and common seal on the date set forth below.

/s/Marilyn A. Alexander	Director	February 7, 2014
Marilyn A. Alexander		Date

/s/Peter Arkley	Director	February 10, 2014
Peter Arkley		Date

/s/Sidney J. Feltenstein	Director	February 17, 2014
Sidney J. Feltenstein		Date

/s/Michael R. Klein	Director	February 10, 2014
Michael R. Klein		Date

/s/Martin R. Melone	Director	February 10, 2014
Martin R. Melone		Date

/s/Raymond R. Oneglia	Director	February 10, 2014
Raymond R. Oneglia		Date

/s/Donald D. Snyder	Director	February 8, 2014
Donald D. Snyder		Date

/s/Dickran M. Tevrizian, Jr.	Director	February 7, 2014
Dickran M. Tevrizian, Jr.		Date

/s/Ronald N. Tutor	Director	February 10, 2014
Ronald N. Tutor		Date